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                                                                   EXHIBIT 10.44

                        RESTRICTED STOCK AWARD AGREEMENT
                                    under the
                             RENAL CARE GROUP, INC.
                            1996 STOCK INCENTIVE PLAN



                              Grantee: Ronald Hinds

                             Number of Shares: 5,250

                    Effective Date of Grant: January 25, 1999

       1. Grant of Shares. Renal Care Group, Inc. (the "Corporation") hereby grants to the Grantee named above (the "Grantee"), under the Renal Care Group, Inc. Amended and Restated 1996 Stock Incentive Plan (the "Plan"), as additional compensation for services rendered, and subject to the restrictions and the other terms and conditions set forth in this agreement (this "Agreement"), the number of shares indicated above of the Corporation's $0.01 par value common stock (the "Shares"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned such terms in the Plan.

       2. Restrictions. The Shares may not be sold, transferred, exchanged, assigned, pledged, hypothecated or otherwise encumbered unless and until such restriction has expired as provided in Section 3 hereof. Any Shares as to which such restriction has not yet expired are referred to herein as the "Restricted Shares."

       If the Grantee's employment with the Corporation or any Subsidiary terminates for any reason other than as set forth in any of paragraphs (b) through (d) of Section 3 hereof, then the Grantee shall forfeit all of the Grantee's right, title and interest in and to the Restricted Shares as of the date of employment termination.

       The restrictions imposed under this Section shall apply to all shares of capital stock or other securities that may be issued with respect to Restricted Shares hereunder in connection with any merger, reorganization, consolidation, recapitalization, stock dividend or other change in corporate structure affecting the common stock of the Corporation.

       3. Expiration and Termination of Restrictions. The restrictions imposed under Section 2 will expire on the earliest to occur of the following:

                           (a) As to the following numbers of Restricted Shares awarded hereunder (adjusted proportionately in the event of any change in the total numbers of Restricted Shares) on the following respective dates:

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
                                                         Date of Termination
                Number of Shares                           of Restrictions
                ----------------                         -------------------
                      5,250                                January 25, 2004

                           (b) On the first day of the calendar month next following the termination of the Grantee's employment with the Corporation or any Subsidiary because of his or her death or Disability; or
                           (c) On the date the Grantee's employment with the Corporation or any Subsidiary is terminated either (i) by the Company or any Subsidiary without "Cause," as defined in Appendix A, or (ii) by the Grantee for "Good Reason," as defined in Appendix A; or

                           (d) On the date specified by the Committee as it may deem appropriate in connection with a termination of the Grantee's employment with the Corporation or any Subsidiary in a manner not covered by paragraph (c) of this Section; or

                           (e) On the date of any acceleration of vesting in accordance with Article 9 of the Plan.

       4. Delivery of Shares. The Shares will be issued in the name of the Grantee as Restricted Stock and will be held by the Corporation during the Restricted Period. Stock certificates shall be delivered as soon as practicable after vesting of the Shares, but may be postponed for such period as may be required for the Corporation with reasonable diligence to comply if deemed advisable by the Corporation, with registration requirements under the Securities Act, listing requirements under the rules of any stock exchange, and requirements under any other law or regulation applicable to the issuance or transfer of the Shares.

       5. Voting and Dividend Rights. The Grantee, as beneficial owner of the Shares, shall have full voting and dividend rights with respect to the Shares during the Restricted Period.

       6. Restrictions on Transfer and Pledge. The Restricted Shares may not be pledged, encumbered, or hypothecated to or in favor of any party other than the Corporation or a Subsidiary, or be subject to any lien, obligation, or liability of the Grantee to any other party other than the Corporation or a Subsidiary. The Restricted Shares are not assignable or transferable by the Grantee other than by will or the laws of descent and distribution.

       7. No Right of Continued Employment. Nothing in this Agreement shall interfere with or limit in any way the right of the Corporation or any Subsidiary to terminate the Grantee's employment at any time, or confer upon the Grantee any right to continue in the employ of the Corporation or any Subsidiary.



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       8.  Payment of Taxes. The Grantee will, no later than the date as of which any amount related to the Shares first becomes includable in the Grantee's gross income for federal income tax purposes, pay to the Corporation, or make other arrangements satisfactory to the Committee regarding payment of, any federal, state and local taxes of any kind required by law to be withheld with respect to such amount. The obligations of the Corporation under this Agreement will be conditional on such payment or arrangements, and the Corporation, and, where applicable, its Subsidiaries will, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Grantee.

       9. Amendment. This Agreement may not be amended except in writing, signed by the parties hereto, provided that the Plan may be amended in the manner provided in the Plan.

       10. Plan Controls. The terms contained in the Plan are incorporated into and made a part of this Agreement and this Agreement shall be governed by and construed in accordance with the Plan. In the event of any actual or alleged conflict between the provisions of the Plan and the provisions of this Agreement, the provisions of the Plan shall be controlling and determinative.

       11. Successors. This Agreement shall be binding upon any successor of the Corporation, in accordance with the terms of this Agreement and the Plan.

       12. Severability. If any one or more of the provisions contained in this Agreement are invalid, illegal or unenforceable, the other provisions of this Agreement will be construed and enforced as if the invalid, illegal or unenforceable provision had never been included.

       13. Notice. Notices and communications under this Agreement must be in writing and either personally delivered or sent by registered or certified United States mail, return receipt requested, postage prepaid.
Notices to the Corporation must be addressed to:

              Renal Care Group, Inc.
              2100 West End Avenue, Suite 800
              Nashville, Tennessee 37203
              Attn:  Chief Financial Officer and General Counsel

or any other address designated by the Corporation in a written notice to the Grantee. Notices to the Grantee will be directed to the address of the Grantee then currently on file with the Corporation, or at any other address given by the Grantee in a written notice to the Corporation.


    [the remainder of this page intentionally left blank, signatures follow]


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       IN WITNESS WHEREOF, Renal Care Group, Inc., acting by and through its duly authorized officers, has caused this Agreement to be executed, and the Grantee has executed this Agreement, all as of the day and year first above written.

                                              Renal Care Group, Inc.

                                              By:   /s/ Sam A. Brooks
                                                 ----------------------------
                                              Title:       President
                                                 ----------------------------

       I hereby accept the above Shares grant in accordance with and subject to the terms and conditions set forth above.

       I agree that any shares of common stock received by me hereunder will not be sold or otherwise disposed of by me except in a manner in compliance with applicable securities laws.


                                              GRANTEE:



                                              /s/ Ronald Hinds
                                                 ----------------------------
                                              Print Name:  Ronald Hinds
                                                          -------------------


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                                   APPENDIX A

       1. For purposes of this Restricted Stock Award Agreement, "Cause" shall mean any one of the following:

                    (i) the willful and continued failure of the Grantee to substantially perform his or her duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to Disability, and specifically excluding any failure by the Grantee, after reasonable efforts, to meet performance expectations), after a written demand for substantial performance is delivered to the Grantee by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that the Grantee has not substantially performed the Grantee's duties, or

                    (ii) the willful engaging by the Grantee in illegal conduct or gross misconduct which is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of the Grantee, shall be considered "willful" unless it is done, or omitted to be done, by the Grantee in bad faith or without reasonable belief that the Grantee's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Grantee in good faith and in the best interests of the Company. The cessation of employment of the Grantee shall not be deemed to be for Cause unless and until there shall have been delivered to the Grantee a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to the Grantee and the Grantee is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Grantee is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

       2. For purposes of this Restricted Stock Award Agreement, "Good Reason" shall mean any of the following: (i) without the express written consent of the Grantee, a material diminution of his position, duties, responsibilities and status with the Company as in effect as of the Date of Grant, a change in the Grantee's reporting responsibilities, a material reduction of Grantee's titles or offices as in effect on the Date of Grant, or the removal of the Grantee from, or failure to re-elect the Grantee to, any office with the Company that Grantee served in as of the Date of Grant, except in connection with promotions to higher office or except in connection with the termination of this Agreement for Cause; (ii) the reduction of the base compensation of the Grantee; (iii) the requirement that the Grantee relocate outside of the Nashville, Tennessee metropolitan area; (iv) the material breach by the Company of any material provision of any employment agreement or other agreement with the Grantee, which breach continues uncorrected and uncured for fifteen (15) days after the Grantee gives notice of such breach to the Company; or (v) the termination of this Agreement by written notice from the Grantee to the Company during the thirty
(30) day period immediately following the first anniversary of a Change in Control (as defined below).



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       For purposes of this Restricted Stock Award Agreement, "Change in
Control" means a change in control of the Company of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 1(a) of a Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Exchange Act of 1934 (the "Exchange Act"); provided that, without limitation, a Change in Control shall also be deemed to have occurred at such time as:

                    (i) any "person" within the meaning of Section 14(d) of the Exchange Act, other than the Company; a subsidiary, or any employee benefit plan(s) sponsored by the Company or any Subsidiary, is or has become the "beneficial owner," as defined in rule l3d-3 under the Exchange Act, directly or indirectly, of 25% or more of the combined voting power of the outstanding securities of the Company ordinarily having the right to vote at the election of directors, or

                    (ii) individuals who constitute the Board immediately prior to any meeting of stockholders (the "Incumbent Board") have ceased for any reason to constitute at least a majority thereof, provided that any person becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least three-quarters (3/4) of the directors comprising the Incumbent Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director without objection to such nomination) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                    (iii) upon approval by the Company's stockholders of a reorganization, merger, share exchange or consolidation, other than one with respect to which those persons who were the beneficial owners, immediately prior to such reorganization, merger, share exchange or consolidation, or outstanding securities of the Company ordinarily having the right to vote in the election of directors own, immediately after such transaction, more than 75% of the outstanding securities of the resulting corporation ordinarily having the right to vote in the election of directors; or

                    (iv) upon approval by the Company's stockholders of a complete liquidation and dissolution of the Company or the sale or other disposition of all or substantially all of the assets of the Company other than to a Subsidiary.

       The Grantee's right to terminate his employment pursuant to this Agreement for Good Reason shall not be affected by the Grantee's inability to satisfactorily perform the duties required by the Grantee's current job description due to physical or mental limitations or illness. The Grantee's continued employment shall not constitute consent to, or a waiver of rights with respect to, any circumstance constituting Good Reason hereunder.


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